   As filed with the Securities and Exchange Commission on January 21, 1997.
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                        Under The Securities Act of 1933
                               IKOS SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                         -----------------------------

                  Delaware                               77-0100318
     (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                Identification No.)

19050 Pruneridge Avenue, Cupertino, California 95014      (408) 255-4567

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         -----------------------------

                                 RAMON A. NUNEZ
                     President and Chief Executive Officer
                               IKOS SYSTEMS, INC.
              19050 Pruneridge Avenue, Cupertino, California 95014
                                 (408) 255-4567
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -----------------------------

                                   Copies to:

                            JAMES M. KOSHLAND, ESQ.
                            KIRK O. WILLIAMS, ESQ.
                             JEFFREY D. BALL, ESQ.
                         Gray Cary Ware & Freidenrich
                          A Professional Corporation
                   400 Hamilton Avenue, Palo Alto, CA 94301
                         -----------------------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.   [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If the delivery of the prospectus is expected to be made
 pursuant to Rule 434, please check the following          [_]
box.

                                                                             PROPOSED
                                                                             MAXIMUM           PROPOSED
                                                               AMOUNT       AGGREGATE          MAXIMUM
  TITLE OF EACH CLASS OF                                       TO BE     OFFERING PRICE       AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED                                  REGISTERED    PER SHARE(1)      OFFERING PRICE   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01 par value).........................   16,848 shares           $22.50            $379,080            $115.00
===============================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock of IKOS Systems, Inc. as reported on the Nasdaq National Market on January 17, 1997.

                         -----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS     SUBJECT TO COMPLETION, DATED JANUARY 20, 1997

                                 16,848 SHARES

                      [LOGO OF IKOS SYSTEMS APPEARS HERE]

                                  Common Stock

                         ----------------------------

     This Prospectus relates to the public offering, which is not being underwritten, of shares of the common stock, $0.01 par value per share ("Common Stock"), of IKOS Systems, Inc. ("IKOS" or the "Company") offered from time to time by any or all of the Selling Stockholders named herein (the "Selling Stockholders") who received such shares in connection with the Company's acquisition of Virtual Machine Works, Inc., a Delaware corporation ("VMW"). The Selling Stockholders hold certain registration rights pursuant to a Registration Rights Agreement among the Company and the Selling Stockholders. The Company will receive no part of the proceeds of any sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by Selling Stockholders will be borne by such Selling Stockholders. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

     The Common Stock offered hereby may be offered and sold from time to time by the Selling Stockholders directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Common Stock as principals. The distribution of the Common Stock may be effected in one or more transactions that may take place through the Nasdaq National Market or through privately negotiated transactions, or through underwritten public offerings, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. See "PLAN OF DISTRIBUTION."

     The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "IKOS". On January 20, 1997 the last reported sales price for the Company's Common Stock was $22.75 per share.

     THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                         ----------------------------

     Each Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                         ----------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                         ----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is ___________, 1997.

                             AVAILABLE INFORMATION

     IKOS has filed a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

     The Company also is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549; on the Internet at http://www.sec.gov; and at the Commission's regional offices at: Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N. W., Washington, D.C. 20006.

                         ----------------------------

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents, filed with the Commission are hereby incorporated by reference into this Prospectus: (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996 filed December 20, 1996; (2) the Company's Definitive Proxy Statement relating to the Annual Meeting of Stockholders to be held January 27, 1997 filed December 20, 1996; (3) the Description of the Company's capital stock as set forth under the caption "Description of Capital Stock" in its Registration Statement on Form S-2 (File No. 33-63525), effective October 12, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for all purposes of this Prospectus and the Registration Statement to the extent that a statement contained herein, therein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to the Company's principal executive offices located at 19050 Pruneridge Avenue, Cupertino, CA 95014,
Attention: Chief Financial Officer, telephone number (408) 255-4567.

                          FORWARD LOOKING INFORMATION

     This Prospectus, including the information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and others detailed from time to time in the Company's periodic reports filed with the Commission.

                                  THE COMPANY

     IKOS develops, manufactures, markets and supports hardware and software systems for the verification of integrated circuit (IC) designs. The Company's products are designed to enable its customers to verify complex IC designs more rapidly and accurately than existing software-based simulation tools. The Company sells its products to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace and consumer electronics industries, such as Lucent Technologies, Motorola, NEC, S3, Scientific Atlanta, SGS-Thomson Microelectronics, Siemens and Texas Instruments.

     IKOS markets its products and services primarily through its direct sales, application engineering and service organization. IKOS' direct sales strategy concentrates on those companies that IKOS believes are key users and designers of large and high-performance ICs and IC-based systems. The Company assembles and tests its products in its Cupertino, California facilities. The Company was incorporated in California in September 1985 and was reincorporated in Delaware in July 1990. The Company's principal executive offices are located at 19050 Pruneridge Avenue, Cupertino, California 95014. Its telephone number is (408) 255-4567. See "INFORMATION INCORPORATED BY REFERENCE."

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. In addition to the other information contained in the Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth herein under "Risk Factors." Actual events or results may differ materially from those discussed herein.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

     The Company's quarterly operating results have in the past and may in the future vary significantly depending on factors including the timing of customer development projects and purchase orders, new product announcements and releases by the Company and other companies, gain or loss of significant customers, price discounting of the Company's products, the timing of expenditures, customer product delivery requirements, availability and cost of components or labor and economic conditions generally and in the electronics industry specifically. Any unfavorable change in these or other factors could have a material adverse effect on the Company's operating results for a particular quarter. Many of the Company's customers order on an as-needed basis and often delay issuance of firm purchase orders until their project commencement dates are determined. Quarterly revenue and operating results will therefore depend on the volume and timing of orders received during the quarter, which are difficult to forecast accurately. Moreover, a significant portion of the Company's revenue may result from shipments during the last few weeks of the quarter from orders generally received in the last month of the quarter. Any concentration of sales at the end of the quarter may limit the Company's ability to plan or adjust operating expenses and production and inventory levels. Therefore, if anticipated shipments in any quarter do not occur or are delayed, expenditure levels could be disproportionately high as a percentage of revenue, and the Company's operating results for that quarter would be adversely affected. In addition, sales of individual systems with high average sales prices can constitute a significant percentage of the Company's quarterly revenue. Operating results in any period should not be considered indicative of the results to be expected for any future period, and there can be no assurance that the Company's net revenues will continue to increase, that its recent rate of quarterly revenue and earnings growth will be sustained, or that the Company will remain profitable in any future period. See "INFORMATION INCORPORATED BY REFERENCE."

CONTINUED ACCEPTANCE AND DEVELOPMENT OF THE COMPANY'S PRODUCTS

     Substantially all of the Company's product revenues since fiscal 1993 have been derived from the sale of its Voyager and Gemini simulation systems. There can be no assurance that market acceptance of these products will continue. The continued adoption of the Company's hardware-assisted simulation products for the verification of IC and system designs is expected to depend on the continued increasing complexity of ICs designed for electronic systems, integration of the Company's products with other tools for IC design and simulation, the ability of hardware-assisted simulation systems to shorten the time of simulation of IC designs, continued industry acceptance of mixed-level hardware-assisted simulation, the development and market acceptance of alternative simulation technologies such as cycle-based software simulation, formal proof and hybrid timing verifiers, and modular design techniques. Because the market for hardware-assisted simulation products is evolving, it is difficult to predict with any assurance whether the market for hardware-assisted simulation products will continue to expand. There can be no assurances that such market will expand or, even if such market expands, that the Company's products will achieve the market acceptance required to maintain revenue growth and continued profitability in the future. See "INFORMATION INCORPORATED BY REFERENCE."

     Prior to the Company's acquisition of VMW in May 1996 (the "Acquisition"), the Company had limited in-house experience with logic emulation. Since the Acquisition, the Company's initial emulation technology has been under development and the Company began commercial shipments of emulation products in the first quarter of 1997. There can be no assurance that such products will adequately meet the requirements of the marketplace or achieve market acceptance. In addition, because the Company's emulation products are based on a new technology concept, there can be no assurance that the products will function and perform as planned or that the Company will not experience other delays or difficulties in meeting shipment schedules for these products. The success of the Company in developing, introducing, selling and supporting current and future emulation products will depend on a variety of factors in addition to the timely and successful completion of continued product design and development, including the efficient implementation of a manufacturing process, effective sales, marketing and customer service, and the absence of performance problems or other difficulties that may require design modifications and related expenses and may hinder or damage market acceptance of the products. While the Company's emulation systems are designed to provide cost and ease of use advantages intended to broaden the market for logic emulation, there can be no assurance that its products will be able to achieve such goals. Moreover, there can be no assurance that the market for logic emulation will broaden beyond the current set of emulation systems users. The adoption of any further emulation products the Company may develop will also depend on the continued increasing complexity of ICs designed for electronic systems, integration of such products with other tools for IC design and verification, importance of the time to market benefits of emulation systems and industry acceptance of the need to close the gap between high level design and silicon production. Because the market for emulation products is new and evolving, it is difficult to predict with any assurance whether the market for emulation products will continue to expand. See "INFORMATION INCORPORATED BY REFERENCE."

COMPETITION

     The electronic design automation ("EDA") industry is highly competitive and rapidly changing. The Company's products are specifically targeted at the emerging portion of the industry relating to complex designs that the Company believes benefit from simulation and emulation products. To date, substantially all of the Company's revenue has resulted from sales of hardware-assisted simulation products. The Company currently experiences competition from hardware-assisted simulation-based systems sold by Zycad Corporation ("Zycad") and traditional software verification methodologies. The Company also competes in the market for emulation products where its main competition for emulation systems are those sold by Quickturn Design Systems, Inc. ("Quickturn") and other EDA companies. The Company expects competition in the market for verification tools to increase as other companies attempt to introduce new products, such as cycle-based software simulation products and product enhancements. Moreover, the Company competes, and expects that it will continue to compete, with established EDA companies. A number of these companies have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger installed customer bases than the Company. In addition, many of these competitors and potential competitors have established relationships with current and potential customers of the Company and offer a broader and more comprehensive product line. Increased competition could result in price reductions, reduced margins and loss of market share, all of which could materially adversely affect the Company. In addition, current competitors or other entities may develop other products that have significant advantages over the Company's products. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its operating results. See "INFORMATION INCORPORATED BY REFERENCE."

NEW PRODUCTS AND TECHNOLOGICAL CHANGE

     The EDA industry is characterized by extremely rapid technological change in both hardware and software development, frequent new product introductions, evolving industry standards and changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The Company's future success will depend upon its ability to enhance its current series of simulation systems and to design, develop and support its future simulation and emulation products on a timely basis. Those efforts require a high level of expenditures for research and development by the Company to address the increasingly sophisticated needs of the customers. For example, all of the Company's current products operate in, and planned future products will operate in, the Unix operating environment, an industry standard in the EDA market. In the event that another operating system, such as Windows NT, becomes an industry standard, the Company may be required to port its products to such new standard. In addition, the Company's simulation systems generally accept designs in the broadly accepted hardware description language, Verilog-XL, which Cadence Design Systems, Inc. ("Cadence") has developed and made available to the Company. In the event Cadence adopts a less cooperative stance toward the Company in the future, the Company's systems may not be able to accept designs based on Verilog-XL and the Company may be required to develop software to accept designs of other hardware description languages. The inability to accept designs in Verilog-XL may materially adversely affect the Company's results of operations. There can be no assurance that the Company will be successful in developing and marketing product enhancements or new products that respond to technological change or evolving industry standards or changing customer requirements, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or that its new products and product enhancements will adequately meet the requirements of the marketplace, will be of acceptable quality or will achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce products in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition will be materially and adversely affected. Moreover, from time to time, the Company may announce new products or technologies that have the potential to replace the Company's existing product offerings. There can be no assurance that the announcement of new product offerings will not cause customers to defer purchases of existing Company products, which could adversely affect the Company's results of operations. See "INFORMATION INCORPORATED BY REFERENCE."

DEPENDENCE ON ELECTRONICS INDUSTRY

     The Company is dependent upon the electronics industry and, in particular, new system and IC design projects. The electronics industry is characterized by rapid technological change, short product life cycles, fluctuations in manufacturing capacity and pricing and margin pressures, all of which cause it to be volatile. As a result, the electronics industry has historically experienced sudden and unexpected downturns, at which time the number of new system and IC design projects decrease. Because most of the Company's sales occur upon the commencement of new projects for system and IC products, the Company is dependent upon the rate of commencement of new system and IC design projects. Accordingly, negative factors affecting the electronics industry could have a material adverse effect on the Company's results of operations. See "INFORMATION INCORPORATED BY REFERENCE."

DEPENDENCE UPON CERTAIN SUPPLIERS

     Certain key components used in the Company's products are presently available from sole or limited sources. The inability to develop alternative sources for these sole or limited source components or to obtain sufficient quantities of these components could result in delays or reductions in product shipments which could adversely affect the Company's operating results. The Company's systems use proprietary application-specific integrated circuits ("ASICs") that are currently manufactured solely by American Microsystems, Inc. ("AMI"), subassemblies that are manufactured solely by Micron Technology Inc. ("Micron") and certain field programmable gate arrays manufactured by Xilinx, Inc.

     The Company generally purchases these components, including semiconductor memories used in the Company's hardware simulators, pursuant to purchase orders placed from time to time in the ordinary course of business and has no supply arrangements with any of these source suppliers that require the suppliers to provide components in guaranteed quantities or at set prices. Moreover, the manufacture of these components can be extremely complex, and the Company's reliance on the suppliers of these components exposes the Company to production difficulties and quality variations that may be experienced by these suppliers. Therefore, the Company's reliance on its sole and limited source suppliers involves several risks, including a potential inability to obtain an adequate supply of required components, reduced control over pricing and timely delivery and quality of acceptable components. While the timeliness and quality of deliveries to date from such suppliers have been acceptable, there can be no assurance that problems will not occur in the future. Any prolonged inability to obtain components or subassemblies in sufficient quantities or quality or on favorable pricing or delivery terms, or any other circumstances that would require the Company to seek alternative sources of supply, could have a material adverse effect on the Company's operating results and could damage the Company's relationships with its customers. See "INFORMATION INCORPORATED BY REFERENCE."

CUSTOMER CONCENTRATION

     A relatively limited number of customers have historically accounted for a substantial portion of the Company's net revenues. During fiscal 1996, sales to the Company's top ten customers accounted for approximately 65% of the Company's net revenues. The Company expects that sales of its products to a limited number of customers will continue to account for a high percentage of net revenues for the foreseeable future. The loss of a major customer or any reduction in orders by such customers, including reductions due to market or competitive conditions in the electronics or EDA industries, would have an adverse effect on the Company's results of operations. Moreover, the Company's ability to increase its sales will depend in part upon its ability to obtain orders from new customers, as well as the financial condition and success of its existing customers and the general economy; there can be no assurance that such increases will occur. See "INFORMATION INCORPORATED BY REFERENCE."

LENGTHY SALES CYCLE

     Sales of the Company's products depend, in significant part, upon the decisions of prospective customers to commence projects for the design and development of complex ICs and systems. In view of the significant amount of time and commitment of capital involved in that regard, the Company may experience delays following initial qualification of the Company's systems as a result of delays in commencement of the project by a customer. As a result, the Company's systems typically have a lengthy sales cycle during which the Company may expend substantial funds and management effort. Lengthy sales cycles subject the Company to a number of significant risks, including fluctuations in operating results, over which the Company has little or no control.

PROPRIETARY RIGHTS

     The Company's success and ability to compete is dependent in part upon its proprietary technology. The Company relies on patent, trademark, trade secret and copyright law to protect its technology. The Company currently holds three U.S. patents, has licensed rights under certain patent applications and has filed additional patent applications. However, there can be no assurance that any patent owned or licensed by the Company will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to the Company or that any of the Company's patent applications, whether or not challenged by applicable governmental patent examiners, will be issued with the scope of the claims sought by the Company, if at all. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to the Company's technology, duplicate the Company's technology or design around the patents owned by the Company. The Company generally enters into confidentiality or license agreements with its employees, distributors and customers, and limits access to and distribution of its software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's products or technology without authorization, or to develop similar technology independently. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. The Company also has granted to Racal-Redac, Inc. ("Racal") a security interest in certain VHDL simulation software jointly developed by the Company and Racal with respect to payment of a promissory note to Racal by the Company with a current balance of approximately $800,000 as of December 28, 1996. In the event that the Company defaults in the payment of the promissory note, Racal may obtain all rights to the software, including access to the source code of the software.

     From time to time the Company has received, and may receive in the future, notice of claims of infringement of other parties' proprietary rights. Although the Company does not believe that its products infringe the proprietary rights of any third parties, there can be no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted against the Company or that any such assertions will not materially adversely affect the Company's business, financial condition or results of operations. Irrespective of the validity or the successful assertion of such claims, the Company could incur significant costs and diversion of management efforts with respect to the defense thereof which could have a material adverse effect on the Company's business, financial condition or results of operations. If any claims or actions are asserted against the Company, the Company may seek to obtain a license under a third party's intellectual property rights. There can be no assurance, however, that under such circumstances, a license would be available under reasonable terms or at all.

     The Company relies on certain software and other technologies which it licenses from third parties, including software which is integrated with internally developed software and used in the Company's systems to perform key functions. There can be no assurance that these third party licenses will continue to be available to the Company on commercially reasonable terms or otherwise. The loss of or inability to maintain any of these licenses could result in delays or reductions in product shipments until equivalent software or technology could be identified, licensed and integrated, which would adversely affect the Company's operating results. In particular, the Company licenses certain emulation patent rights from Massachusetts Institute of Technology ("MIT"). This license is exclusive for a period ending on the earlier of the expiration of eight years after the first commercial sale or use of a licensed patent or process or December 22, 2004, and thereafter becomes nonexclusive. MIT may terminate this license if the Company fails to meet certain minimum net sales milestones or upon certain other material breaches of the license agreement that remain uncured after 90 days' notice of such breach. Loss of this license could materially adversely affect the Company's future operating results. See "INFORMATION INCORPORATED BY REFERENCE."

INTERNATIONAL SALES

     International sales accounted for approximately 32.8%, 36.9%, and 25.8% of the Company's net revenues in fiscal 1996, 1995, and 1994, respectively. The Company expects that international sales will continue to account for a significant portion of its revenues, and plans to continue to expand its international sales and distribution channels. Revenues derived from international sales involve a number of inherent risks, including traditionally slower adoption of the Company's products internationally, the impact of recessionary environments in economies outside the United States, generally longer receivables collection periods, unexpected changes in or impositions of legislative or regulatory requirements, reduced protection for intellectual property rights in some countries, potentially adverse taxes, delays resulting from difficulty in obtaining export licenses for certain technology and other trade barriers. There can be no assurance that such factors will not have a material adverse effect on the Company's future international sales and, consequently, on the Company's results of operations. Although the Company has attempted to reduce the risk of fluctuations in exchange rates associated with international revenues by selling its systems for United States currency only, the Company pays the expenses of its international operations in local currencies and does not engage in hedging transactions with respect to such obligations. Currency exchange fluctuations in countries in which the Company sells its systems could have a material adverse effect on the Company by resulting in pricing that is not competitive with prices denominated in local currencies. Furthermore, there can be no assurance that the Company will be able to continue to sell its systems internationally for United States currency. See "INFORMATION INCORPORATED BY REFERENCE."

DEPENDENCE UPON KEY PERSONNEL AND MANAGEMENT OF GROWTH

     The Company's future performance depends in significant part upon attracting and retaining key technical, sales and marketing personnel. Competition for such personnel is intense, and the inability to retain its key personnel or to attract, assimilate or retain other highly qualified personnel in the future on a timely basis could have a material adverse effect on the Company's results of operations. In particular, there are only a limited number of qualified EDA engineers, and the competition for such individuals is especially intense. In addition, the Company's ability to compete effectively and to manage future growth, if any, will require the Company to continue to train and manage its employee workforce. There can be no assurance that the Company will be able to do so successfully. The Company's failure to do so could have a material adverse effect upon the Company's results of operations.

POSSIBLE VOLATILITY OF STOCK PRICE

     The market price of the Company's Common Stock has been, and is likely to continue to be, highly volatile. Future announcements concerning the Company or its competitors, quarterly variations in operating results, announcements of technological innovations, the introduction of new products or changes in product pricing policies by the Company or its competitors, proprietary rights or other litigation, changes in earnings estimates by analysts, the timing of customer orders and customer payment or other factors could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market has from time-to-time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stocks of technology companies and that have often been unrelated to the operating performance of particular companies. These broad market fluctuations may also adversely affect the market price of the Company's Common Stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has occurred against the issuing company. There can be no assurance that such litigation will not occur in the future with respect to the Company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, financial condition and results of operations. Any adverse determination in such litigation also could subject the Company to significant liabilities. See "INFORMATION INCORPORATED BY REFERENCE."

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Certificate of Incorporation and Bylaws, Delaware law and certain other contractual provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. Certain of these provisions allow the Company to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders, eliminate the right of stockholders to act by written consent, eliminate cumulative voting and impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. In addition, the Company has adopted a preferred stock purchase plan. These provisions also could have the effect of delaying or preventing a change in control of the Company.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding each Selling Stockholder, each of whom is a former stockholder of VMW.

                                   SHARES BENEFICIALLY     SHARES TO
  NAME AND ADDRESS OF SELLING          OWNED PRIOR TO      BE SOLD IN       SHARES BENEFICIALLY
          STOCKHOLDER                   OFFERING/(4)/       OFFERING     OWNED AFTER OFFERING/(8)/
-----------------------------      -------------------     ----------    -------------------------
Anant Agarwal/(1)/                            10,372       10,372               *
105 Hickory Road
Weston, MA  02193
Matthew Dahl                              5,234/(5)/          831               *
130 Gore Street, #2
Cambridge, MA  02141
Aruna Joglekar                                    15           15               *
30 Ransome Road
Newton Center, MA 02159
William K. Stewart/(2)/                   8,856/(6)/        4,453               *
37 Vaille Avenue
Lexington, MA  02173
Russell Tessier/(3)/                      2,297/(7)/        1,177               *
450 Memorial Drive
J111 MacGregor House
Cambridge, MA  02138

*    Less than 1%

(1) Mr. Agarwal was the Chairman of the Board of Directors and Chief Technology Officer of VMW. Mr. Agarwal is currently an advisor and employee of the Company.

(2) Mr. Stewart was the Vice President of Manufacturing of VMW. Mr. Stewart is currently the Director of emulation hardware development of the Company.

(3) Mr. Tessier was one of the principal founders of VMW. Mr. Tessier is currently an employee of the Company.

(4)  Based on the number of shares beneficially owned at January 15, 1997.

(5) Includes 4,403 shares subject to options exercisable within 60 days of January 15, 1997.

(6) Includes 4,403 shares subject to options exercisable within 60 days of January 15, 1997.

(7) Includes 1,120 shares subject to options exercisable within 60 days of January 15, 1997.

(8)  Assumes that all shares registered hereunder will be sold in the offering.

                              PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Shareholders that they may sell all or a portion of the Shares from time to time on the Nasdaq National Market, or otherwise, at prices and on terms prevailing at the time of sale or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus;
(c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. There is no assurance that any of the Selling Shareholders will offer or sell any or all of the Shares registered hereunder.

================================================================================

                     ------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Available Information..................................................     2
Information Incorporated by Reference..................................     2
Forward Looking Information............................................     3
The Company............................................................     3
Risk Factors...........................................................     4
Selling Stockholders...................................................    10
Plan of Distribution...................................................    11

                     ------------------------------------

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES TO WHICH THIS PROSPECTUS RELATES, OR AN OFFER IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the various expenses payable by the Company in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee.

                                                                          TO BE
                                                                         PAID BY
                                                                      THE REGISTRANT
                                                                     ---------------
Securities and Exchange Commission registration fee................           $  115
NASD filing fee....................................................               --
Nasdaq National Market additional shares listing application fee...               --
Accounting fees and expenses.......................................            3,000
Printing expenses..................................................               --
Transfer agent and registrar fees and expenses.....................               --
Blue Sky fees and expenses (including legal fees)..................               --
Legal fees and expenses............................................            5,000
Miscellaneous expenses.............................................               --
   TOTAL...........................................................            8,115

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("Delaware Law") permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its directors, officers, employees, and agents to the full extent permitted by Delaware Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Company entered into separate indemnification agreements with its directors and officers which would require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to maintain directors' and officer's liability insurance, if available on reasonable terms.

  These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

  At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company in which indemnification is being sought nor is the Company aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 16.      EXHIBITS.

  The following exhibits are filed with this Registration Statement:

 EXHIBIT
 NUMBER                                    EXHIBIT TITLE
   2.1A*     Agreement and Plan of Reorganization among the Company, VMW
             Acquisition Corporation and VMW dated May 14, 1996.
   4.1A*     Registration Rights Agreement by and among the Company and certain former VMW Stockholders.
   5.1       Legal opinion of Gray Cary Ware & Freidenrich, A Professional
             Corporation,
             counsel to the Registrant.
  23.1       Consent of Ernst & Young LLP, independent auditors (included as page II-5).
  23.2       Consent of Gray Cary Ware & Freidenrich (included in Exhibit 5.1 hereto).
  24.1       Power of Attorney (included as page II-4 of this Registration
             Statement).

-----------------------

* Incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-04543) effective June 26, 1996.



ITEM 17.   UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registrations statement.

  2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 17th day of January, 1997.

                                    IKOS SYSTEMS, INC.



                                    By:    /s/ Ramon A. Nunez
                                       ----------------------------
                                       Ramon A. Nunez
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

  Each of the officers and directors of IKOS Systems, Inc. whose signature appears below hereby constitutes and appoints Joseph W. Rockom his true and lawful attorney and agent, with full power of substitution, and with power to act alone, to sign on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3 (including post-effective amendments) and any and all new registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement, as amended, and to perform any acts necessary to file such amendments or registration statements, with exhibits thereto and other documents in connection therewith, and each of the undersigned does hereby ratify and confirm his signature as it may be signed by his said attorney and agent to any and all such documents and all that said attorney and agent, or his substitutes, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 17, 1997 by the following persons in the capacities indicated.


       Signature                                Title
------------------------   -----------------------------------------------
/s/ Gerald S. Casili       Chairman of the Board
------------------------
(Gerald S. Casili)

/s/ Ramon A. Nunez         Chief Executive Officer, President and Director
------------------------
(Ramon A. Nunez)

/s/ Joseph W. Rockom       Vice President of Finance and Administration,
------------------------   Chief Financial Officer and Secretary
(Joseph W. Rockom)

/s/ James R. Oyler         Director
------------------------
(James R. Oyler)

/s/ Lutz P. Henckels       Director
------------------------
(Lutz P. Henckels)

/s/ Glenn E. Penisten      Director
------------------------
(Glenn E. Penisten)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement (Form S-3) of IKOS Systems, Inc. for the registration of 16,848 shares of its common stock of our report dated October 17, 1996 with respect to the consolidated financial statements and schedule of IKOS Systems, Inc. included in its Annual Report (Form 10-K) for the year ended September 28, 1996, filed with the Securities and Exchange Commission.


                                 /S/ ERNST & YOUNG LLP

San Jose, California
January 15, 1997

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                     EXHIBIT TITLE
    2.1A*    Agreement and Plan of Reorganization among the Company, VMW
             Acquisition Corporation and VMW dated May 14, 1996.
    4.1A*    Registration Rights Agreement by and among the Company and certain former VMW Stockholders.
    5.1      Legal opinion of Gray Cary Ware & Freidenrich, A Professional
             Corporation, counsel to the Registrant.
   23.1      Consent of Ernst & Young LLP, independent auditors (included as page II-5).
   23.2      Consent of Gray Cary Ware & Freidenrich (included in Exhibit 5.1 hereto).
   24.1      Power of Attorney (included as page II-4 of this Registration
             Statement).

--------------------
* Incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-04543) effective June 26, 1996.